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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 3, 1999




                               PopMail.com, inc.
             (Exact name of registrant as specified in its charter)



            Minnesota                  0-23243                   31-1487885
 (State or other jurisdiction   (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)


             4801 West 81st Street, Suite 112, Bloomington, MN        55437
               (Address of principal executive offices)            (Zip Code)



          (Former Name or Former Address, if Changed Since Last Report)

       Registrant's telephone number, including area code: (612) 837-9917

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Item 2.   Acquisition of Disposition of Assets.

         1. CONSUMMATION OF ASSET ACQUISITION. On December 3, 1999, ROI Acquisition Corporation, a Texas corporation and wholly owned subsidiary ("Sub") of PopMail.com, Inc. (the "Parent"), acquired, effective as of November 30, 1999, substantially all of the assets and assumed substantially all of the liabilities of ROI Interactive, LLC, a Texas limited liability company (the "Company"), solely in exchange for 2,750,000 shares of the voting common stock, $.01 par value, of Parent (the "Parent Exchange Shares") in accordance with the terms and provisions of a definitive Agreement and Plan of Reorganization, dated July 19, 1999, as amended by that certain First Amendment to Agreement and Plan of Reorganization, dated November 12, 1999 (as amended, the "Reorganization Agreement"), by and among Parent, Sub, the Company, and the holders of membership interests of the Company (the "Members"). ROI provides exclusive email service and permission-based, opt-in marketing services to television stations and major league sports franchises.

         2. CLASSIFICATION OF PARENT EXCHANGE SHARES. Of the 2,750,000 Parent Exchange Shares, 1,402,500 shares are Restricted Parent Exchange Shares, 1,225,000 shares are Unrestricted Parent Exchange Shares and 122,500 shares are Additional Unrestricted Parent Exchange Shares. All stock certificates representing the Parent Exchange Shares must contain the legend set forth in
Section 2.28 of the Reorganization Agreement which basically provides that the shares may not be transferred unless the shares are either registered under the Securities Act or Parent has received an opinion of counsel that such shares may be transferred without first being registered under the Securities Act. In addition, the shares issued to the Controlling Members (Gary W. Schneider and John M. Palms, Jr. who collectively own approximately 70% of the Company) are subject to a one year lock-up agreement in accordance with the provisions of
Section 2.29 of the Reorganization Agreement.

         3. SALE OF UNRESTRICTED PARENT EXCHANGE SHARES. Section 7.11 of the Reorganization Agreement provided that as a condition of the Company and the Members to the Closing, the Members shall have found an independent third party who is neither (i) acting on behalf of or as an agent of the Parent, Sub or the Company, nor (ii) otherwise a Related Person with respect to Parent, Sub or the Company (a "Third Party Purchaser") to purchase the Unrestricted Parent Exchange Shares at a purchase price that would result in the Members receiving aggregate gross proceeds of $2,450,000 from such sale or sales prior to income tax but after applicable broker commissions on such sale or sales. Pursuant to the provisions of Section 7.11 of the Reorganization Agreement, on November 29, 1999 the Members entered into a Stock Purchase Agreement with an affiliate of Stephen
D. King, the Chief Executive Officer and a director of Parent ("Purchaser"), whereby the Purchaser purchased the 1,225,000 shares of the Unrestricted Parent Exchange Shares at an aggregate cash purchase price of $2,450,000, such purchase and sale being consummated on December 3, 1999. The funds for this purchase was obtained from a loan by Parent.

         4. OPTION TO SELL ADDITIONAL UNRESTRICTED PARENT EXCHANGE SHARES. Pursuant to Section 6.17 of the Reorganization Agreement, the Members have the option to sell the Additional Unrestricted Parent Exchange Shares on or before March 30, 2000 to a Third Party Purchaser at a purchase price that would result in the Members receiving aggregate gross proceeds of $245,000 from such sale or sales prior to income tax but after applicable broker commissions on such sale or sales. If the Members desire to exercise such option, the Members (acting by and through Gary W. Schneider or John M. Palms, Jr. as their authorized attorney-in-fact) are required to give notice to Parent of their intent to engage in such a sale during the month of February 2000.

         5. ADJUSTMENT OF RESTRICTED PARENT EXCHANGE SHARES. Pursuant to the provisions of Section 6.13 of the Reorganization Agreement, if and only if the aggregate value of the Restricted Parent Exchange Shares is less than $2,805,000 on the first anniversary of the Closing Date based upon the average of the closing sales price of a share of the Parent Common Stock as reported on a national securities exchange or quotation system for each trading day in the 60-calendar day period ending on the day before the day that is the first anniversary of the Closing Date (the "60-Day Average Adjusted Price"), then Parent shall issue the Additional Restricted Parent Exchange Shares to the Members within 10 days after the first anniversary of the Closing Date. The term "Additional Restricted Parent Exchange Shares" means shares of Parent Common Stock equal in the aggregate to the lesser of (i) the minimum number of shares of the Parent Common Stock required to be issued to the Members so that the aggregate value of the Restricted Parent Exchange Shares as determined in accordance with the provisions of Section 6.13 of the Reorganization Agreement and such additional shares valued at the 60-Day Average Adjusted Price equals $2,805,000, or (ii) the aggregate number of Restricted Parent Exchange Shares issued at the Closing (said number being 1,402,500).

         6. MISCELLANEOUS MATTERS. The terms of the acquisition were the result of arms-length, good faith negotiations between the parties to the Reorganization Agreement. All shares of common stock issued in the transaction were issued (and will be issued, if Additional Restricted Parent Exchange Shares are required to be issued) out of Parent's authorized but unissued common stock. The Parent Exchange Shares issued were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by
Section 4(2) thereof.

         The terms of the merger are more fully described in the Agreement and Plan of Merger and the First Amendment to Agreement and Plan of Merger by and among the parties which are filed herewith as Exhibits 2.0 and 2.1, respectively, and incorporated herein by reference.

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Item 5.  OTHER EVENTS

A.  SALE OF KENWOOD RESTAURANT

The Company recently entered into an agreement to sell the assets used in the operation of its Hotel Discovery restaurant in Cincinnati, Ohio to Wethgreen, LLC, an Ohio limited liability company. The purchase price was $3,750,000 in the form of a promissory note in that amount. The note required an immediate $25,000 payment; $100,000 per year during years 2 and 3; $125,000 per year during year 4; $150,000 per year during years 5-10; $200,000 per year during years 11-15 and $250,000 per year during years 16 to 21. The note is secured by all inventory, accounts receivables, equipment and other general intangible property of Wethgreen, as well as a leasehold mortgage in the restaurant lease. The Company is awaiting additional closing documentation from the landlord, which is a condition to closing.



B.  CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK.

         On November 24, 1999, the remaining holders of the Company's Series B Convertible Preferred Stock (the "Series B") agreed with the Company to convert their Series B into 8,533,498 shares of the Company's Common Stock. In exchange for this conversion, the Company agreed to amend the Warrants held by the Series B holders (which are exercisable for an aggregate of 4,407,098 shares of the Company's Common Stock, subject to adjustment, and represent the economic equivalent of certain of the options, warrants and other securities convertible into, or exchangeable for, Common Stock of the Company that were outstanding on May 3, 1999) to change the exercise price of the Warrants from various exercise prices ranging from $0.75 to $6.50 per share of Common Stock (and having a weighted average exercise price of approximately $1.51) to a single exercise price of $0.75 per share of Common Stock. In addition, the Company and the holders of the Series B agreed that if any of the outstanding warrants of the Company, other than the warrants held by the Series B holders, are exercised for an exercise price per share of less than $0.75, then the Series B holders will be issued by the Company one share of Common Stock for every such warrant so exercised. Currently, none of such warrants are exercisable for less than $0.75 per share. James L. Anderson, the Chairman of the Board of Directors of the Company, was a holder of Series B prior to the conversion and serves as trustee of a trust that also held Series B prior to the conversion.

         In connection with the conversion of the Series B, in exchange for the surrender and cancellation of the 900,000 warrants to purchase Common Stock of the Company held by LegacyMaker, Inc. and all other warrants and rights to purchase securities of the Company held by LegacyMaker (including
LegacyMakers's right to purchase from the Company shares of preferred stock having substantially similar terms to the shares of Series A 8% Convertible Preferred Stock and Series C 8% Convertible Preferred Stock of the Company for the same consideration as the Series A and Seris C Preferred Shares were originally issued by the Company), the Company agreed to issue to LegacyMaker 900,000 shares of Common Stock of the Company. This exchange is to occur simultaneously with the Company's payment in full of its $550,000 promissory note due to LegacyMaker and the satisfaction of certain other obligations of the Company, but not before January 5, 2000. The Company has agreed to register the 900,000 shares of Common Stock with the Securities and Exchange Commission on behalf of LegacyMaker.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

    a. Financial Statements of Businesses Acquired. Pursuant to Item 7(a)(4), financial statements required by this item will be filed before February 14, 2000.

    b. Pro Forma Financial Information. Pursuant to Item 7(b)(2), financial statements required by this item will be filed before February 14, 2000.

   (c)   Exhibits

            2.0 Agreement and Plan of Reorganization among ROI InterActive, LLC, Cafe Odyssey, Inc. and ROI Acquisition Corporation

            2.1 First Amendment to Agreement and Plan of Reorganization, dated November 12, 1999 by and among Parent, Sub, the Company, and the Members.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    POPMAIL.COM, INC.

Date:   December 16, 1999           By: s/Thomas W. Orr
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                                    Name: Thomas W. Orr
                                    Title:   Chief Financial Officer


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